Exhibit 99.1

KFORCE REPORTS THIRD QUARTER 2021 REVENUES OF $402.7 MILLION, UP 10.2% YEAR-OVER-YEAR
TECHNOLOGY REVENUES GREW 8.5% SEQUENTIALLY AND 29.6% YEAR-OVER-YEAR
TAMPA, FL, November 1, 2021 — Kforce Inc. (Nasdaq: KFRC), a solutions firm that specializes in technology and other professional staffing services, today announced results for the third quarter of 2021.
Quarterly Financial Highlights
•Revenue for the quarter ended September 30, 2021 was $402.7 million and increased 10.2% year-over-year.
•Technology flex revenue increased 8.4% sequentially and 28.9% year-over-year.
•FA flex revenue decreased 32.0% sequentially and 41.3% year-over-year driven by the planned reductions in our COVID project-specific revenues.
•Direct Hire revenue of $13.6 million increased 10.6% sequentially and 55.1% year-over-year.
•Operating margin for the quarter ended September 30, 2021 and 2020 was 7.3%.
•Net income for the quarter ended September 30, 2021 was $20.2 million, or $0.96 per share, versus $18.8 million, or $0.89 per share, in the quarter ended September 30, 2020.
•Returned $20.2 million in capital to our shareholders through $14.9 million in share repurchases and $5.3 million in dividends. Net cash as of September 30, 2021 was $15.6 million.
Management Commentary
David L. Dunkel, Chairman and Chief Executive Officer, said, “We are very pleased that revenue and earnings per share both meaningfully exceeded our range of guidance for the third quarter, driven again by the strong performance of our Technology business. The nearly 30% year-over-year growth rate in our Technology business continues to be among the best in class in our industry. The exceptional growth rate in Q3 of this year follows on market-leading performance in 2020, where we saw only minimal revenue declines in Technology during the height of the pandemic. Strikingly, Technology revenues are up nearly 24% from Q3 2019 levels. Our Technology growth rate is nearly three times greater than the market’s rate of growth. It is clear to us that we have been successful at continuing to capture meaningful market share. With our revenues now concentrated approximately 85% in Technology, coupled with a complementary Finance and Accounting ("FA") footprint, we believe we are ideally positioned. There is no other market we would want to be focused in other than the domestic technology staffing and solutions market because it has, in our view, the greatest prospects for strong, sustained, and profitable revenue growth. I am incredibly excited about our strategic position. We have the right team in place to continue to capture additional market share within what we believe will be a robust demand environment for our services.”
Joseph J. Liberatore, President, said, “The operating trends we are experiencing in our Technology business have been impressive. Encouragingly, our new assignment starts in Technology were strong in September versus the full quarter and have strengthened further in October. Given the momentum we have carried into the fourth quarter, we expect revenues in our Technology business may grow in the high 20%’s on a year-over-year billing day basis. Additionally, this would represent over 30% organic growth over the fourth quarter 2019 per billing day. We believe that this speaks volumes as to the primarily non-discretionary, mission-critical digitization work we are performing across our blue-chip client portfolio.”
Mr. Liberatore continued, “We are making nice progress transitioning our FA business to higher skilled positions, such as analytics and decision-support roles, which is evident in our key performance indicators. We believe we have made tremendous progress advancing Kforce towards a fully integrated, technology enabled hybrid operating model. Our future work environment in this new age we are entering will be what we are referring to as “Office Occasional.” In this environment, our people will have maximum flexibility and choice in designing their workdays, rooted in trust and supported by integrated technology aligned with our evolved operating model. We will have a remote first approach but encourage our people to leverage physical office spaces, when desirable, for activities best done through in-person, active collaboration such as training, team building, client and candidate interactions. I greatly appreciate the trust our clients, consultants and candidates have placed in Kforce. Our teams continue to inspire me on a daily basis as we work together creating something beyond special for tomorrow and into the future to position Kforce as the most desirable destination for top professionals in our industry.”
David M. Kelly, Chief Financial Officer, said, “We are very pleased with revenues and profitability both exceeding the high end of our guidance and our expectations of performance in the fourth quarter. Despite the nearly $20 million in deferred payroll taxes under the CARES Act that was repaid in the third quarter, our business continued to generate solid operating cash flows of approximately $23 million. We continued our long-standing emphasis on returning capital to our shareholders through approximately $15 million in share repurchases and more than $5 million in dividends. We ended the quarter with net cash of nearly $16 million and have significant availability under our $200 million Credit Facility, which we believe gives us optimal financial flexibility to continue investing in our business, returning capital to our shareholders and evaluating acquisition opportunities.
We are pleased to announce that our Board of Directors approved a fourth quarter cash dividend of $0.26 per share to shareholders of record as of the close of business on December 10, 2021, which will be payable on December 24, 2021.”
Fourth Quarter 2021 - Guidance
Looking forward to the fourth quarter of 2021, there will be 61 billing days, which is one less day than the fourth quarter of 2020. Current estimates for the fourth quarter of 2021 are:
•Revenue of $394 million to $402 million
•Earnings per share of $0.92 to $1.00
•Gross profit margin of 29.0% to 29.2%
•Flex gross profit margin of 26.8% to 27.0%
•SG&A expense as a percent of revenue of 22.1% to 22.3%
•Operating margin of 6.4% to 6.8%
•WASO of 20,900
•Effective tax rate 19.5%
Conference Call
On Monday, November 1, 2021, Kforce will host a conference call at 5:00 p.m. E.T. to discuss these results. The dial-in number is (866) 211-4958 and the conference passcode is "Kforce". The prepared remarks for this call and webcast are available on the Investor Relations page of the Kforce Inc. website in the Events & Presentations section.
The replay of the call can be accessed at http://investor.kforce.com, from 8:00 p.m. E.T., Tuesday, November 1, 2021 until October 31, 2022.
About Kforce Inc.
Kforce Inc. is a solutions firm that specializes in technology and other professional staffing services. Each year, we provide meaningful opportunities for over 30,000 highly skilled professionals who work with approximately 3,000 clients, including a significant majority of the Fortune 500. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our website at http://www.kforce.com.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927
Cautionary Note Regarding Forward-Looking Statements
All statements in this press release, other than those of a historical nature, are forward-looking statements including, but not limited to, statements regarding the performance of technology-focused businesses, the secular drivers of technology, the pace of digital transformation, the Firm’s opportunity to continue investing in its future growth, returning capital to its shareholders including the intent and ability to declare and pay quarterly dividends, and the Firm's guidance for the fourth quarter of 2021. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth rate in temporary staffing and the general economy; competitive factors; risks due to shifts in the market demand; a reduction in the supply of consultants and candidates or the Firm’s ability to attract and retain such individuals; the success of the Firm in attracting and retaining its management team and key operating employees; the impacts (direct and indirect) of COVID-19 on our business, our consultants and employees, and the overall economy; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws, orders, guidelines and policies that impact our business and our ability to comply with the same; risk of contract performance, delays or termination or the failure to obtain new assignments or contracts, or funding under contracts; ability to comply with our obligations in a remote work environment; changes in client demand and our ability to adapt to such changes; our ability to continue to perform under the government-sponsored COVID-19 related initiatives; continued performance of and improvements to our enterprise information systems; impacts of outstanding litigation or other legal matters, including the risk factors and matters listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Firm’s Form 10-K for the fiscal year ending December 31, 2020, as well as assumptions regarding the foregoing. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	Sept. 30, 2021	June 30, 2021	Sept. 30, 2020
Revenue	$402,725	$403,614	$365,424
Direct costs	283,461	284,683	261,546
Gross profit	119,264	118,931	103,878
Selling, general and administrative expenses	88,972	84,616	75,852
Depreciation and amortization	1,026	1,192	1,308
Income from operations	29,266	33,123	26,718
Other expense, net	1,448	3,112	938
Income from operations, before income taxes	27,818	30,011	25,780
Income tax expense	7,650	8,823	7,017
Net income	$20,168	$21,188	$18,763

Earnings per share – diluted	$0.96	$1.00	$0.89

Weighted average shares outstanding - diluted	21,098	21,282	21,180
Adjusted EBITDA	$33,793	$35,801	$30,948

Billing days	64	64	64

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$115,631	$103,486
Trade receivables, net of allowances	269,910	228,373
Prepaid expenses and other current assets	8,044	7,033
Total current assets	393,585	338,892
Fixed assets, net	5,821	26,804
Other assets, net	88,065	77,575
Deferred tax assets, net	10,115	10,738
Goodwill	25,040	25,040
Total assets	$522,626	$479,049
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$77,983	$35,533
Accrued payroll costs	73,006	65,849
Current portion of operating lease liabilities	6,407	5,520
Income taxes payable	4,127	964
Other current liabilities	56	300
Total current liabilities	161,579	108,166
Long-term debt – credit facility	100,000	100,000
Other long-term liabilities	71,078	90,948
Total liabilities	332,657	299,114
Commitments and contingencies
Stockholders’ equity:
Common stock	726	726
Additional paid-in capital	484,034	472,378
Accumulated other comprehensive loss	(219)	(4,423)
Retained earnings	427,622	388,645
Treasury stock, at cost	(722,194)	(677,391)
Total stockholders’ equity	189,969	179,935
Total liabilities and stockholders’ equity	$522,626	$479,049

Kforce Inc.
Key Statistics
(Unaudited)

	Q3 2021	Q2 2021	Q3 2020
Total Firm
Total Revenue (000’s)	$402,725	$403,614	$365,424
GP %	29.6%	29.5%	28.4%
Flex revenue (000’s)	$389,173	$391,362	$356,687
Hours (000's)	5,546	6,215	6,325
Flex GP %	27.2%	27.3%	26.7%
Direct Hire revenue (000’s)	$13,552	$12,252	$8,737
Placements	691	695	522
Average fee	$19,611	$17,628	$16,722
Billing days	64	64	64
Technology
Total Revenue (000’s)	$337,230	$310,728	$260,251
GP %	28.4%	28.4%	27.7%
Flex revenue (000’s)	$330,170	$304,645	$256,118
Hours (000’s)	4,031	3,766	3,207
Flex GP %	26.9%	27.0%	26.5%
Direct Hire revenue (000’s)	$7,060	$6,083	$4,133
Placements	290	297	206
Average fee	$24,360	$20,517	$20,045
Finance and Accounting
Total Revenue (000’s)	$65,495	$92,886	$105,173
GP %	35.6%	33.0%	30.3%
Flex revenue (000’s)	$59,003	$86,717	$100,569
Hours (000’s)	1,515	2,449	3,118
Flex GP %	28.5%	28.3%	27.2%
Direct Hire revenue (000’s)	$6,492	$6,169	$4,604
Placements	401	398	316
Average fee	$16,181	$15,478	$14,557

Kforce Inc.
Revenue Growth Rates
(Per Billing Day)
(Unaudited)

	Year-Over-Year Revenue Growth Rates
	(Per Billing Day)
	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Billing Days	64	64	63	62	64
Technology	28.9%	20.9%	6.3%	0.8%	(4.2)%
FA	(41.3)%	2.7%	26.4%	26.0%	51.6%
Total Flex	9.1%	16.3%	10.2%	5.9%	6.9%

Kforce Inc.
Supplemental FA Flex Information
(Unaudited)
Kforce secured large contracts to support government-sponsored COVID-19 related initiatives, which materially positively impacted our FA segment and specifically our FA Flex business. These initiatives are possibly shorter-term and likely non-recurring in nature. Given the contribution of the COVID-19 business, we are providing this supplemental information to better understand the performance of our FA Flex business.

	Three Months Ended September 30, 2021
	Total FA Flex	COVID-19 Business	Core FA Flex
Supplemental FA Flex Information
Flex revenue (000’s)	$59,003	$7,525	$51,478
Hours (000’s)	1,515	209	1,306
Flex GP %	28.5%	32.8%	27.9%

	Three Months Ended June 30, 2021
	Total FA Flex	COVID-19 Business	Core FA Flex
Supplemental FA Flex Information
Flex revenue (000’s)	$86,717	$34,763	$51,954
Hours (000’s)	2,449	1,076	1,373
Flex GP %	28.3%	30.1%	27.1%
FA Flex gross profit percentage includes estimates for payroll taxes, benefits and other costs calculated using a consistently applied allocation.

Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)
In addition to our financial results presented in accordance with GAAP, Kforce may use certain non-GAAP financial measures, which we believe provide useful information to investors in evaluating our core operating performance. The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Free Cash Flow
“Free Cash Flow”, a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, making acquisitions, repurchasing common stock or paying dividends. Free Cash Flow is limited, however, because it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to (but not a replacement of) our Consolidated Statements of Cash Flows.

	Nine Months Ended September 30,
	2021	2020
Net cash provided by operating activities	$59,943	$93,871
Capital expenditures	(5,026)	(5,296)
Free cash flow	54,917	88,575
Change in debt	—	35,000
Repurchases of common stock	(44,407)	(29,623)
Cash dividends	(14,836)	(12,619)
Equity method investment	(7,000)	(2,500)
Net proceeds from the sale of assets	23,742	—
Other	(271)	2,609
Change in cash and cash equivalents	$12,145	$81,442

Adjusted EBITDA
“Adjusted EBITDA”, a non-GAAP financial measure, is defined by Kforce as net income before income from discontinued operations, net of tax, depreciation and amortization, stock-based compensation expense, interest expense, net, income tax expense and loss from equity method investment. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations and management believes it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. Consequently, management believes it is useful information to investors. The measure should not be considered in isolation or as an alternative to net income, cash flows or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. The measure is not determined in accordance with GAAP and is thus susceptible to varying calculations. Also, Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
In addition, although we excluded amortization of stock-based compensation expense because it is a non-cash expense, we expect to continue to incur stock-based compensation in the future and the associated stock issued may result in an increase in our outstanding shares of stock, which may result in the dilution of our shareholder ownership interest. We suggest that you evaluate these items and the potential risks of excluding such items when analyzing our financial position.

	Three Months Ended
	Sept. 30, 2021	June 30, 2021	Sept. 30, 2020
Net income	$20,168	$21,188	$18,763
Depreciation and amortization	1,026	1,192	1,308
Gain on sale of corporate headquarters	—	(2,051)	—
Stock-based compensation expense	3,512	3,532	2,908
Interest expense, net	750	765	849
Income tax expense	7,650	8,823	7,017
SERP termination expense	—	1,821	—
Loss from equity method investment	687	531	103
Adjusted EBITDA	$33,793	$35,801	$30,948